JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to common stock of YES! Entertainment Corporation. This Joint Filing Agreement shall be included as an exhibit to such filing. In evidence thereof, each of the undersigned, being duly authorized where appropriate, hereby executes this Joint Filing Agreement as of the 8th day of September, 1998.

                                         Infinity Emerging Opportunities Limited


                                         By:     /s/  Stuart J. Chasanoff
                                           -------------------------------------
                                         Name:     Stuart J. Chasanoff
                                         Title:    Attorney-in-fact


                                         Glacier Capital Limited


                                         By:     /s/  Stuart J. Chasanoff
                                           -------------------------------------
                                         Name:     Stuart J. Chasanoff
                                         Title:    Attorney-in-fact


                                         Infinity Investors Limited


                                         By:     /s/  Stuart J. Chasanoff
                                           -------------------------------------
                                         Name:     Stuart J. Chasanoff
                                         Title:    Attorney-in-fact